Exhibit 10.1

Summary of Bonus Awarded to Named Executive Officers of

Allin Corporation in Respect of 2008

On January 16, 2009, the Board of Directors of Allin Corporation awarded a bonus to a named executive officers for the year ended December 31, 2008 as follows:

Dean C. Praskach, Chief Financial Officer - $30,000